VICOR TECHNOLOGIES ANNOUNCES ADDITION TO

SCIENTIFIC ADVISORY BOARD

Boca Raton, FL – April 15, 2008 - Vicor Technologies, Inc. (OTCBB: VCRT), focused on the commercialization of the PD2i Cardiac Analyzer, a patented device utilized in the risk stratification of patients for Sudden Cardiac Death (SCD), announces the addition of Robert G. Hauser, MD, F.A.C.C., FHRS to its Scientific Advisory Board.

Dr. Hauser is Senior Consulting Cardiologist at the Minneapolis Heart Institute and Chairman of the Cardiovascular Services Division at Abbott Northwestern Hospital. He was the Chief Executive Officer of Cardiac Pacemakers, Inc., from 1988-1992, then a subsidiary of Eli Lilly, later acquired by Guidant Corporation.

Dr. Hauser returned to the full-time practice of cardiology with the Minneapolis Heart Institute in 1992. Dr. Hauser graduated with honors from the University of Cincinnati College of Medicine in 1968, is a Fellow of the American College of Cardiology, and is a Founder, past President, and Fellow of the Heart Rhythm Society. Dr. Hauser holds multiple patents in the field of implantable cardiac devices.

Commenting on the appointment, Vicor President and CEO, Mr. David H. Fater stated, “We are delighted and grateful to have an individual with Dr. Hauser’s professional experience join our Scientific Advisory Board. His background, both as a physician and an inventor of implantable cardiac devices, provides him with a unique perspective with which to assist Vicor in the commercialization and expansion of our PD2i Cardiac Analyzer platform technology. We believe his advice and insight will make meaningful contributions to Vicor. He joins other distinguished physicians and scientists and we are extremely pleased to have him on the Vicor team.”

Dr. Hauser joins the other members of Vicor’s Scientific Advisory Board which include:

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Edward Wiesmeier, M.D., Clinical Professor, Obstetrics & Gynecology, at UCLA. Dr. Wiesmeier was formerly the Assistant Vice Chancellor for Student Health and Development at UCLA. and currently serves as Chairperson of the Board.

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Mark E. Josephson, M.D., Chief of Cardiology at Beth Israel Deaconess Medical Center, a major patient care, research and teaching affiliate of Harvard Medical School and the author of Clinical Cardiac Electrophysiology, the fundamental textbook in the field.

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Hein J. J. Wellens, M.D., Professor and Chairman of the Department of Cardiology at Academisch Ziekenhuis Maastricht in Amsterdam, the Netherlands. He is a Director of the Interuniversity Cardiology Institute of the Netherlands and is a member of the Netherlands Academy of Arts and Sciences. He also has an appointment of visiting lecturer at Harvard Medical School.

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Richard M. Luceri, M.D., F.A.C.C., recently retired Director of the Interventional Arrhythmia Center at Holy Cross Hospital, Fort Lauderdale FL as well as a clinical investigator in the MADIT II (MultiCenter Automatic Defibrillator Implantation Trial) and author SCDHeFT (Sudden Cardiac Death Heart Failure Trial).

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Hank Lubin, M.D., a practicing physician with Hightstown Medical Associates, PA, (formerly affiliated with the University of Pennsylvania Health System) and currently a Clinical Associate Professor at The University of Pennsylvania School of Medicine.

•	Jules T. Mitchel, M.B.A., Ph.D., the Founder of Target Health, Inc., a full-service contract research organization supporting all aspects of pharmaceutical drug and device development.
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Frank S. Caruso, Ph.D., the Founder of two successful start-up pharmaceutical companies (Algos Pharmaceutical Corporation and Roberts Pharmaceutical Corporation). He has more than 30 years experience directing worldwide clinical/pharmacological research and biological evaluation programs involving licensing and drug development research planning.

•	David Fertel, D.O., a Clinical Professor of Surgery at Michigan State University, as well as a practicing Board Certified Thoracic and Cardiovascular surgeon in Michigan.
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Edward F. Lundy, M.D., Ph.D. is Chief of Cardiothoracic Surgery at the Active International Cardiovascular Institute at Good Samaritan Hospital in Suffern, New York. In addition to his M.D. from the University of Michigan, Dr. Lundy also received a Ph.D. from that institution in Physiology with a primary focus on altered-state physiologies such as hibernation.

About Sudden Cardiac Death (SCD)

SCD (the leading killer in the U.S. with over 500,000 annual deaths) is a fatal arrhythmic event and is different than a heart attack. A heart attack is analogous to a plumbing problem, where the blood supply to a part of the heart is choked off, leading to the death of that portion of the heart muscle. SCD is theorized to be caused by a breakdown of the normal neurological communication pattern between the heart and brain, more like an electrical problem, which can lead to a rapid, life threatening heart rhythm that is usually fatal within minutes, if untreated. It is swift, unexpected, and often has no advanced warning or symptoms.

About Vicor Technologies, Inc.

Vicor’s medical device, the PD2i Cardiac Analyzer, is based on a patented, proprietary algorithm. Vicor believes the PD2i Cardiac Analyzer accurately risk stratifies patients who are at high or low risk of suffering a fatal arrhythmic event or SCD within a six-month time frame.

Vicor’s PD2i Cardiac Analyzer addresses a significant health care issue involving a patient cohort of at least 12,000,000 patients. This patient cohort is composed of the MADIT-II (Multicenter Automatic Defibrillator Implantation Trial II)/SCD-HeFT (Sudden Cardiac Death in Heart Failure Trial) patient population. Many in this patient cohort may need an ICD (Implantable Cardioverter Defibrillator) as life saving therapy. However, recent registry studies have noted that over 70% of implanted ICD’s never have an appropriate firing. This over-implantation has led to a substantial and unnecessary medical cost burden. Over-implantation of this patient cohort also puts patients at risk because of the complications that can accompany implantation surgery. There is also the risk of not identifying patients who need this life-saving therapy because current criteria do not provide physicians the ability to accurately risk stratify their patients.

The PD2i Cardiac Analyzer contains the patented PD2i algorithm which provides a method for evaluating electrophysiological potentials with a high sensitivity and high specificity used to predict future pathological events i.e. fatal cardiac arrhythmias. The PD2i algorithm detects deterministic, low-dimensional excursions in nonstationary heartbeat intervals. The PD2i algorithm uses an analytic measure that is deterministic and nonlinear. It is based on caused variation in data; does not require data stationarity and actually tracks nonstationary changes in the data. It is sensitive to chaotic as well as nonchaotic, linear data.

The mission of the Vicor drug discovery platform is to focus on the pre-clinical and early clinical development of specific naturally occurring peptides and proteins derived from “state-dependent” physiologies that will revolutionize the treatment of an array of human diseases.

For more information visit the Vicor Technologies web site www.vicortech.com.

Caution Regarding Forward-Looking Statements

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to obtain FDA approval of the PD2i Cardiac Analyzer for military and civilian applications, our ability continue to receive financing sufficient to complete the critical clinical trials; our ability to continue as a going concern; our ability to successfully develop products based on our technologies; our ability to obtain and maintain adequate levels of third-party reimbursement for our products; the impact of competitive products and pricing; our ability to receive regulatory approval for our products; the ability of third-party contract research organizations to perform preclinical testing and clinical trials for our technologies; the ability of third-party manufacturers to manufacture our products; our ability to retain the services of our key personnel; our ability to market and sell our products successfully; our ability to protect our intellectual property; product liability; changes in federal income tax laws and regulations; general market conditions in the medical device and pharmaceutical industries; and other matters that are described in Vicor’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

Release 08-04

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INVESTOR CONTACT:	COMPANY CONTACT:
Michael Dodge ROI Group	David H. Fater, President & CEO Vicor Technologies, Inc.
212.495.0744	800.998.9964
mdodge@roiny.com	dfater@vicortech.com